
<ARTICLE> 5
<LEGEND>
This  schedule contains summary  financial   information  extracted  from  the
consolidated  financial  statements for the period ended September 30, 1996, and is qualified in its entirety by reference to such financial statements. Earnings per share information has been restated to conform with the requirements of SFAS
No. 128, Earnings Per Share.
</LEGEND>
<RESTATED>
<CIK> 0000040545
<NAME> GENERAL ELECTRIC COMPANY
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                           4,672
<SECURITIES>                                    48,278
<RECEIVABLES>                                        0<F1>
<ALLOWANCES>                                         0<F1>
<INVENTORY>                                      5,061
<CURRENT-ASSETS>                                     0<F2>
<PP&E>                                          50,069
<DEPRECIATION>                                  21,857
<TOTAL-ASSETS>                                 249,182
<CURRENT-LIABILITIES>                                0<F2>
<BONDS>                                         48,799
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                           594
<OTHER-SE>                                      29,405
<TOTAL-LIABILITY-AND-EQUITY>                   249,182
<SALES>                                         24,299
<TOTAL-REVENUES>                                32,640<F3>
<CGS>                                           17,432
<TOTAL-COSTS>                                   23,324<F4>
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0<F1>
<INTEREST-EXPENSE>                               5,720
<INCOME-PRETAX>                                  7,851
<INCOME-TAX>                                     2,638
<INCOME-CONTINUING>                              5,213
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     5,213
<EPS-PRIMARY>                                     1.57<F5>
<EPS-DILUTED>                                     1.55<F6>

<F1>Not disclosed in interim periods.
<F2>Not applicable to consolidated GE.
<F3>GE sales of goods ($24,299) and services ($8,341).
<F4>GE cost of goods ($17,432) and services ($5,892) sold.
<F5>Represents basic earnings per share in accordance with
    SFAS No. 128, Earnings Per Share.
<F6>Represents diluted earnings per share in accordance with
    SFAS No. 128, Earnings Per Share.





